


                                                                                           EXHIBIT 11.1

                                     THE NEIMAN MARCUS GROUP, INC.


Computation of weighted average number of shares outstanding used in determining primary and fully diluted earnings per share:


                                                              Years Ended
                                                -------------------------------------
(Shares in 000's)                               August 2,     August 3,      July 29,
                                                     1997          1996          1995
                                                ---------     ---------      --------

Primary

1. Weighted average number of
   common shares outstanding                       47,162        38,000        37,958


2. Assumed exercise of certain
   stock options based on average
   market value                                       173           218            25
                                                ---------     ---------      --------

3. Weighted average number of
   shares used in primary per
   share computations                              47,335        38,218        37,983
                                                =========     =========      ========


Fully diluted (A)

1. Weighted average number of
   common shares outstanding                       47,162        38,000        37,958

2. Assumed exercise of all dilutive
   options based on higher of average
   or closing market value                            173           238            34
                                                ---------      --------      --------
3. Weighted average number of
   shares used in fully diluted
   per share computations                          47,335        38,238        37,992
                                                =========      ========      ========


(A)  This calculation is submitted in accordance with  the Securities Exchange
Act of 1934  Release No. 9083 although not required by Footnote 2 to Paragraph
14 of APB Opinion No. 15 because it results in dilution of less than 3%.


